Exhibit 4.2

JEFFERIES GROUP LLC

JEFFERIES GROUP CAPITAL FINANCE INC.

Officers’ Certificate Pursuant to

Section 3.01 of the Indenture

(4.150% Senior Notes due 2030)

January 23, 2018

The undersigned, Michael J. Sharp, Executive Vice President of Jefferies Group LLC, a Delaware limited liability company (the “Company”), and Executive Vice President of Jefferies Group Capital Finance Inc., a Delaware corporation (the “Co-Issuer”, and together with the Company, the “Issuers”) and Roland T. Kelly, Assistant Secretary of the Company and Secretary of the Co-Issuer, pursuant to Section 3.01 of the Senior Debt Indenture, dated as of May 26, 2016 (the “Indenture”) by and among the Issuers and The Bank of New York Mellon, as trustee (the “Trustee”), and pursuant to resolutions duly adopted by the Board of Directors of the Company on December 22, 2017 and September 19, 2016 and the resolutions duly adopted by the Board of Directors of the Co-Issuer on December 26 and October 20, 2016 (collectively, the “Resolutions”), hereby establish and approve the terms of an issuance of debt securities of the Issuers, it being understood that any term used herein which is not defined herein shall have the meaning ascribed to it in the Indenture:

1. The title of the debt securities will be the “4.150% Senior Notes due 2030” (the “Notes”), and the CUSIP number for such debt securities will be 47233J BH0.

2. The initial aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for the Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture and except for any Notes which, pursuant to Section 3.03 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture) is $1,000,000,000.

3. Interest will be paid to the persons in whose names the Notes are registered at the close of business on the Regular Record Date (as defined below).

4. The principal of the Notes shall be payable in full on January 23, 2030 (the “Maturity Date”).

5. The Notes shall bear interest at the rate of 4.150% per annum from and including January 23, 2018, payable on each January 23 and July 23, commencing July 23, 2018, to holders of record at the close of business on the immediately preceding January 8 and July 8 (the “Regular Record Date”).

6. The principal of and interest on the Notes shall be payable at the Corporate Trust Office.

7. The Issuers will have the right to redeem the Notes, in whole or in part at any time, at the redemption price and upon the other terms and conditions as are set forth in the attached specimen Notes.

8. The Notes shall not be subject to redemption at the option of a Holder thereof or pursuant to any sinking fund or analogous provisions.

9. The Notes shall be issued in denominations of $5,000 and integral multiples of $1,000 in excess thereof.

10. The amount of principal and interest payable on the Notes are set forth in paragraphs 2 and 5 above. Such amounts shall not be determined by reference to any index or pursuant to any formula.

11. The currency in which payments of the principal of and interest on the Notes shall be payable is the United States dollar.

12. Subsection (12) of Section 3.01 of the Indenture shall not be applicable to the Notes.

13. The entire outstanding principal amount of the Notes shall be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Indenture.

14. Subsection (14) of Section 3.01 of the Indenture shall not be applicable to the Notes.

15. The Notes shall be subject to the Defeasance and Covenant Defeasance provisions of Article XIII of the Indenture.

16. The Notes shall be issued by the Issuers to The Depository Trust Company (“DTC”) in the form of one or more Global Securities as set forth in the form of Notes attached as Exhibit A, and there are no circumstances other than those set forth in Section 3.05 of the Indenture in which any Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than DTC or a nominee thereof.

17. There shall not be any additions to, eliminations of or changes to the Events of Default set forth in Section 5.02 of the Indenture that apply to the Notes.

18. There shall not be any additions to, eliminations of or changes to the covenants set forth in Article X of the Indenture that apply to the Notes.

19. The provisions of Article XII of the Indenture shall not apply to the Notes.

20. The Notes shall not be convertible or exchangeable for any other securities.

21. There shall not be any changes in the actions permitted or required by the Indenture to be taken by or on behalf of the Holders of the Notes.

22. There shall be no other terms of the Notes, except as set forth herein and in the Indenture.

Furthermore, the undersigned, pursuant to Section 2.01 of the Indenture and pursuant to the authority delegated by the Board of Directors of the Issuers to the undersigned in the Resolutions, hereby establish the form of Note, a true and complete specimen of which is attached as Exhibit A.

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IN WITNESS WHEREOF, we have hereunto signed our names as of the date first set forth above.

Jefferies Group LLC

/s/ Michael J. Sharp
Michael J. Sharp
Executive Vice President

/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

Jefferies Group Capital Finance Inc.

/s/ Michael J. Sharp
Michael J. Sharp
Executive Vice President

/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

Signature Page to Officers’ Certificate Pursuant to Section 3.01 of the Indenture